UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Definitive Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

MEDIENT STUDIOS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:___________

(2)	Aggregate number of securities to which transaction applies:___________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4)	Proposed maximum aggregate value of transaction:____________

(5)	Total fee paid:____________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:___________

(2) Form, Schedule or Registration Statement No.:___________

(3) Filing Party:___________

(4) Date Filed:___________

MEDIENT STUDIOS, INC.

131 Southern Boulevard

Savannah, GA 31405

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement has been mailed on or about _____, 2014 to the shareholders of record on August 19, 2014 (the “Record Date”) of Medient Studios, Inc., a Nevada corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holders of a majority of the voting power of the outstanding capital stock of the Company, dated as of August 19, 2014. The actions to be taken pursuant to the written consents may be taken on or about ______, 2014, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Jake Shapiro

Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED AUGUST 19, 2014.

To the Company’s Shareholders:

NOTICE IS HEREBY GIVEN that the following actions have been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company dated August 19, 2014, in lieu of a special meeting of the shareholders.

1.	To amend the Company’s Articles of Incorporation (the “Articles”) to change the name of the Company to “Moon River Studios, Inc.” and

2.	To authorize the board of directors of the Company to amend its Articles to effectuate a one-for-one-thousand (1:1,000) reverse split of (i) the Company’s issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”); and (ii) the Company’s issued and outstanding shares of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the record date of August 19, 2014 (the “Record Date”), the Company’s authorized capitalization consisted of 500,000,000,000 shares of Common Stock, of which 2,644,187,167shares were issued and outstanding and 50,000,000 shares of Series A Preferred, of which 50,000,000 shares were issued and outstanding. Each share of Common Stock entitles its holder to one (1) vote on each matter submitted to the shareholders and each share of Series A Preferred entitles its holder to two hundred fifty (250) votes on each matter submitted to the shareholders. However, because shareholders holding a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution dated as of the Record Date, no other shareholder consents will be solicited in connection with this Information Statement.

Shareholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the amendments discussed above will be effected on or about the close of business of _______, 2014.

This Information Statement will serve as written notice to shareholders pursuant to Section 78.370 of the Nevada Revised Statutes.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s shareholders as of the Record Date of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding capital stock.

Shareholders holding a majority of the voting power of the Company’s outstanding capital stock voted in favor of the corporate matters outlined in this Information Statement, consisting of the amendments to the Company’s Articles to: (1) change the name of the Company to “Moon River Studios, Inc.” (the “Name Change”), and (2) effectuate a one-for-one-thousand (1:1,000) reverse split of (a) the Company’s issued and outstanding shares of Common Stock; and (b) the Company’s issued and outstanding shares of Series A Preferred (the “Reverse Split”, and together with the Name Change, the “Actions”).

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Who is Entitled to Notice?

Each outstanding share of Common Stock and Series A Preferred, as of the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company’s outstanding shares of capital stock voted in favor of the Actions.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the Actions consists of the vote of the holders of a majority of the voting power of the outstanding capital stock comprised of the holders of the Company’s outstanding Common Stock, each of whom is entitled to one vote per share, and the Company’s Series A Preferred, each of whom is entitled to two hundred fifty (250) votes per share. As of the Record Date, there were 2,644,187,167shares of Common Stock and 50,000,000 shares of Series A Preferred issued and outstanding.

What Corporate Matters Have the Shareholders Vote For?

Shareholders holding a majority of the voting power of the Company’s outstanding stock have voted in favor of the following Actions:

1.	To amend the Company’s Articles to change the name of the Company to “Moon River Studios, Inc.” and

2.	To authorize the board of directors of the Company to amend its Articles to effectuate a one-for-one-thousand (1:1,000) Reverse Split of (i) the Company’s issued and outstanding shares of Common Stock; and (ii) the Company’s issued and outstanding shares of Series A Preferred.

What Vote is Required to Approve the Actions?

The affirmative vote of a majority of the voting power of the shares of the Company’s capital stock outstanding on the Record Date was required to approve of the Actions. A majority of the voting power of the outstanding shares of capital stock have voted in favor of the Actions. The holders who have voted in favor of the Actions comprise one person named in the beneficial ownership table appearing below Jake Shapiro.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of August 19, 2014 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

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Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Capital stock beneficially owned and percentage ownership is based on 2,644,187,167shares of Common Stock and 50,000,000 shares of Series A Preferred outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name and Address	Number and Class of Shares	Percentage of Outstanding Common Shares (1)
Jake Shapiro	3,000,000 common	79.11%
1635 Old River Road.	40,000,000 preferred
Bloomingdale, GA 31302

Graham Bradstreet	1,500,000 common	*
1635 Old River Road
Bloomingdale, GA 31302

Charles Koppelman 1330 Avenue of the Americas Suite 1800 New York, NY 10019	5,000,000 common	*

Joseph Giamichael	1,100,000 common	*
1576 Third Avenue
New York, NY 10128

David Patterson	29,565,217 common	1.12%
45 West 132nd Street
Apt 10E New York, NY 10037

Directors/ Officers	49,165,217 common	79.41%
As a group five(5) persons	40,000,000 preferred

Manu Kumaran	10,312,000 common	48.80%
1635 Old River Road.	10,000,000 preferred
Bloomingdale, GA 31302

* Less than 1%

(1)	Applicable percentage ownership is based on 2,644,187,167shares of Common Stock outstanding as of August 19, 2014, together with securities exercisable or convertible into shares of common stock within 60 days of August 19, 2014 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 19, 2014 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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ACTION I

AMENDMENT OF THE COMPANY’S ARTICLES

OF INCORPORATION TO EFFECT THE NAME CHANGE

The Board of Directors and holders of a majority of the voting power of the Company’s outstanding capital stock have approved an amendment to the Company’s Articles to change the name of the Company to “Moon River Studios, Inc.” in the form attached hereto as Appendix A.

Reasons for the Name Change

The Board of Directors believes the Name Change will be in the best interest of the Company as the new name better reflects the long-term strategy and identity of the Company. While the “Medient Studios, Inc.” name has served the Company over time, the Company’s management believes this opportunity presented the right timing to change the Company’s name. Therefore, the Board of Directors and holders of a majority of the Company’s outstanding voting capital determined that the Company should change its name to “Moon River Studios, Inc.”

No Appraisal Rights

Under Nevada law and the Company’s charter documents, holders of the Company’s Common Stock and Series A Preferred will not be entitled to dissenter’s rights or appraisal rights with respect to the Name Change.

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ACTION II

TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECTUATE THE

AMENDMENT OF THE COMPANY’S ARTICLES

OF INCORPORATION TO EFFECT THE REVERSE SPLIT

The Board of Directors and the holders of a majority of the Company’s outstanding voting capital have adopted resolutions approving an amendment to the Company’s Articles to effectuate a Reverse Split of the Company’s issued and outstanding Common Stock and Series A Preferred, as described below.

The form of the amendment to the Company’s Articles to effectuate a Reverse Split of the Company’s issued and outstanding Common Stock and Series A Preferred will be substantially as set forth on Appendix A (subject to any changes required by applicable law). The shareholder approval authorizes the Company’s Board of Directors to amend its Articles to effectuate a one-for-one-thousand (1:1,000) Reverse Split of (a) the Company’s issued and outstanding shares of Common Stock; and (b) the Company’s issued and outstanding shares of Series A Preferred. Any fractional shares will be rounded up to the next whole number.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

The Board of Directors is effecuating a Reverse Split, with the approval of holders a majority of the Company’s outstanding voting capital with the primary intent of increasing the market price of the Company’s Common Stock to make the Common Stock more attractive to a broader range of institutional and other investors. Accordingly, the Company believes that effecting the Reverse Split is in the Company’s and the Company’s shareholders’ best interests.

The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus enhance liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of the Common Stock were substantially higher. This factor may also limit the willingness of institutions to purchase the Common Stock. The Board of Directors believes that the anticipated higher market price resulting from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock.

Although the Company expects the Reverse Split will result in an increase in the market price of the Common Stock, the Reverse Split may not increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in its reports filed with the Commission. The history of similar reverse stock splits for companies in like circumstances is varied. If the Reverse Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

The Company has no current plans for additional shares of authorized but unissued Common Stock and Series A Preferred that will become available as a result of the Reverse Split. The Reverse Split will become effective upon the filing (the “Effective Time”) of the amendment, the form of which is annexed hereto as Appendix A, to the Company’s Articles with the Secretary of State of the State of Nevada. Immediately after the Effective Time, (i) each one thousand (1,000) shares of Common Stock will be combined into one (1) new share of Common Stock and (ii) each one thousand (1,000) shares of Series A Preferred will be combined into one (1) new share of Series A Preferred. Based on 2,644,187,167shares of Common Stock and 50,000,000 shares of Series A Preferred issued and outstanding as of August 19, 2014, immediately following the Reverse Split the Company would have approximately 2,644,187 shares of Common Stock and 50,000 shares of Series A Preferred issued and outstanding (without giving effect to rounding for fractional shares).

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The Reverse Split will affect all holders of the Company’s Common Stock and Series A Preferred uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of Common Stock and Series A Preferred otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number. In addition, the Reverse Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock or Series A Preferred. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, the Company’s Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be quoted on the Over-the-Counter Pink Marketplace. However, as a result of the Name Change, it is possible that the Company’s ticker symbol will be changed.

Beneficial Holders of Common Stock (i.e., shareholders who hold in street name)

Upon the implementation of the Reverse Split, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding the Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split. Shareholders who hold shares of the Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of the Company’s Common Stock or Series A Preferred in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of the Common Stock or Series A Preferred (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split Common Stock or Series A Preferred (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock or Series A Preferred that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

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SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, the Company will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, the Company will round up to the next whole number.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the Reverse Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Split ratio, subject to the Company’s treatment of fractional shares.

Effect on Par Value

The Amendment will not affect the par value of the Company’s Common Stock and Series A Preferred, which will remain $0.001 per share.

Accounting Matters

As of the Effective Time, the stated capital attributable to Common Stock and Series A Preferred and the additional paid-in capital account on the Company’s balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock and Series A Preferred outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of the Company’s Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the Common Stock as “capital assets” (generally, property held for investment).

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If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold the Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a shareholder generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Split.

No Appraisal Rights

Under Nevada law and the Company’s charter documents, holders of the Company’s Common Stock or Series A Preferred will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in this Action as a result of their ownership of shares of Common Stock and Series A Preferred, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, we do not believe that our officers or directors have interests in this Action that are different from or greater than those of any other of our stockholders.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

HOUSEHOLDING

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. This practice, known as “house holding,” is intended to eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs. We undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.

If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send your request to: Medient Studios, Inc., 131 Southern Boulevard, Savannah, GA 31405 or call us at (912) 298-2000. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, you may send your request to the above mailing address or call the above phone number.

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ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-K filed on March 31, 2014, as amended, which includes audited financial statements for the period ended December 31, 2013 and 2012 and the quarterly reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, including the financial statements and financial statement schedule information included therein, as filed with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

August 29, 2014

/s/ Jake Shapiro
Jake Shapiro
Chief Executive Officer

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ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Medient Studios, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1. The name of the corporation is Moon River Studios, Inc.

Article 3. The aggregate number of shares which this corporation shall have authority to issue is 550,000,000 shares, which shall be divided into two classes as follows: 500,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 50,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). See Annex A

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

66%

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 11-27-13

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Annex A

Upon the filing and effectiveness (the "Effective Time") pursuant to the Nevada Revised Statutes of this Certificate of Amendment, each one thousand (1,000) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof; provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Common Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Common Certificate shall have been combined, subject to the treatment of fractional shares as described above.

Additionally, upon the Effective Time, each one thousand (1,000) shares of Preferred Stock issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Preferred Stock without any further action by the Corporation or the holder thereof; provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Preferred Stock ("Old Preferred Certificates"), shall thereafter represent that number of shares of Preferred Stock into which the shares of Preferred Stock represented by the Old Preferred Certificate shall have been combined, subject to the treatment of fractional shares as described above.

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